Exhibit 23.1.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of IWT Tesoro Corporation and Subsidiaries on Form S-1 of our report, dated February 25, 2005 except for the first paragraph of Note 5, as to which the date is March 23, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

New Haven, Connecticut

September 20, 2005